Exhibit 77(c)

Exhibit 7C

Addendum to Question 7.c on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds

Series Number	Series Name	Is this the Series last filing for this series? (Y/N)
115	JPMorgan Asia Pacific Fund	N
135	JPMorgan Commodities Strategy Fund	N
143	JPMorgan Emerging Market Equity Income Fund	N
121	JPMorgan Emerging Markets Local Currency Debt Fund	N
142	JPMorgan Europe Research Enhanced Equity Fund	Y
111	JPMorgan Global Allocation Fund	N
103	JPMorgan Global Natural Resources Fund	N
136	JPMorgan Global Research Enhanced Index Fund	N
117	JPMorgan Global Unconstrained Equity Fund	N
106	JPMorgan International Equity Income Fund	N
118	JPMorgan International Unconstrained Equity Fund	N
141	JPMorgan Opportunistic Equity Long/Short Fund	N
137	JPMorgan Systematic Alpha Fund	N
119	JPMorgan Total Emerging Markets Fund	Y